                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   ENGELHARD CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                                       100 WOOD AVENUE, ISELIN, NEW JERSEY 08830

BARRY W. PERRY
Chairman and
Chief Executive Officer

                                                                  March 29, 2001

Dear Shareholder:

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders, which will be held at 10 a.m., Eastern Daylight Savings Time, on Thursday, May 3, 2001, at The Sheraton Edison Hotel at Raritan Center, 125 Raritan Center Parkway, Edison, N.J. 08837.

    The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of Engelhard will also be reviewed. Discussions at our Annual Meeting have generally been interesting and useful, and we hope that you will be able to attend. If you plan to attend, please check the box provided on the proxy card and an admission ticket will be sent to you. Only shareholders and their proxies will be permitted to attend the Annual Meeting.

    Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the Annual Meeting.

                                           Sincerely yours,

                                           /s/ Barry W. Perry

                             ENGELHARD CORPORATION
                                101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                            ------------------------

               NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To our Shareholders:                                              March 29, 2001

    The Annual Meeting of Shareholders of Engelhard Corporation, a Delaware corporation, will be held on Thursday, May 3, 2001 at 10 a.m., Eastern Daylight Savings Time, at The Sheraton Edison Hotel at Raritan Center, 125 Raritan Center Parkway, Edison, New Jersey 08837, for the following purposes:

       (1) To elect two Directors;

       (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants; and

       (3) To transact such other business as may properly come before the meeting.

    The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is close of business on March 15, 2001.

    A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of our Transfer Agent and Registrar, Mellon Investor Services LLC, 120 Broadway, New York, New York 10271, during ordinary business hours for ten days prior to the meeting.

                                            By Order of the Board of Directors
                                            Arthur A. Dornbusch, II
                                            VICE PRESIDENT, GENERAL COUNSEL AND
                                            SECRETARY

SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY
  IN THE ENCLOSED RETURN ENVELOPE OR TO VOTE OVER THE INTERNET OR BY TELEPHONE

                             ENGELHARD CORPORATION
                                101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                            ------------------------

                          PROXY STATEMENT FOR THE 2001
                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                               ABOUT THE MEETING

WHY AM I RECEIVING THESE MATERIALS?

    The Board of Directors of Engelhard Corporation (sometimes referred to as "Engelhard" or "we" or "our") is providing these proxy materials for you in connection with our Annual Meeting of Shareholders which will take place on Thursday, May 3, 2001. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

WHO IS ENTITLED TO VOTE?

    Holders of Common Stock as of the close of business on March 15, 2001 will be entitled to vote. On such date there were outstanding and entitled to vote 130,052,708 shares of Common Stock of Engelhard, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

WHAT CONSTITUTES A QUORUM?

    The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

HOW DO I VOTE?

    If you complete and properly sign the accompanying proxy card and return it to Engelhard, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

    If you are a record holder of Common Stock (that is, if you hold Common Stock in your own name in Engelhard's stock records maintained by our transfer agent, Mellon Investor Services LLC), you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. If you are not a record holder of Common Stock (that is, if you hold Common Stock in "street name" through a broker or other nominee), you may vote your shares by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5 p.m. Eastern Daylight Savings Time on May 2, 2001.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I VOTE ELECTRONICALLY
  OR BY TELEPHONE?

    Yes. After you have submitted a traditional proxy card, you may change your vote at any time before the proxy is exercised by submitting either a notice of revocation or a duly executed proxy bearing a later date. If you previously submitted your proxy through the Internet or by telephone, you may revoke that proxy simply by voting again prior to the time at which such facilities close, by following the same procedures used in casting your prior vote; in that event the later submitted vote will be recorded and the earlier vote revoked.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

    - for election of the nominated slate of directors (see page 5); and

    - for ratification of the appointment of Arthur Andersen LLP as Engelhard's independent auditors (see page 28).

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    Each item to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the votes cast with respect to such item. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

    The cost of soliciting proxies in the form enclosed will be borne by Engelhard. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, by our employees. We have also engaged D.F. King & Co., Inc., 77 Water Street, New York, New York, 10005 to assist in such solicitation at an estimated fee of $14,000 plus disbursements. Engelhard may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                     INFORMATION AS TO CERTAIN SHAREHOLDERS

WHO ARE THE LARGEST OWNERS OF ENGELHARD'S COMMON STOCK?

    Set forth below is certain information with respect to the only persons known to us who owned beneficially more than five percent of our voting securities as of March 1, 2001.

                                                                 AMOUNT
                                                              BENEFICIALLY   PERCENT OF
                                                                 OWNED         CLASS
                                                              ------------   ----------
Wellington Management Company, LLP (1)(4)...................   17,016,585       13.18%
  75 State Street
  Boston, Massachusetts 02109
Vanguard Windsor Funds--Vanguard Windsor Fund (2)(4)........   11,454,200        8.87%
  100 Vanguard Boulevard
  Malvern, Pennsylvania 19355
PRIMECAP Management Company (3).............................    8,366,050        6.48%
  225 South Lake Avenue #400
  Pasadena, California 91101-3005
Dodge & Cox (5).............................................    7,572,200        5.87%
  One Sansome Street
  35th Floor
  San Francisco, California 94104
Citigroup Inc. (6)..........................................    6,585,047        5.10%
  399 Park Avenue
  New York, New York 10043

------------------------

(1) As reported by Wellington Management Company, LLP on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001.

(2) As reported by Vanguard Windsor Funds--Vanguard Windsor Fund on
    Schedule 13G filed with the Securities and Exchange Commission on February 8, 2001.

(3) As reported by PRIMECAP Management Company on Schedule 13G filed with the Securities and Exchange Commission on March 2, 2001.

(4) Wellington Management Company, LLP reports that, as investment adviser, it shares beneficial ownership with one of its clients, Vanguard Windsor Funds. Consequently, the same shares may be shown as beneficially owned by both Wellington Management Company, LLP and Vanguard Windsor Funds.

(5) As reported by Dodge & Cox on schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.

(6) As reported by Citigroup Inc. and its wholly-owned subsidiary Salomon Smith Barney Holdings Inc. on Schedule 13G filed with the Securities and Exchange Commission on February 20, 2001.

                            1. ELECTION OF DIRECTORS

    Our Board of Directors consists of three classes, Class I, Class II and Class III, each class serving for a full three-year term. Mr. Napier and Mrs. Pace, both of whom are Class II Directors, are nominees for reelection as Class II Directors at the Annual Meeting. If elected, they will serve until 2004. The Class III Directors will be considered for reelection at our 2002 Annual Meeting. The Class I Directors will be considered for reelection at our 2003 Annual Meeting. Linda G. Alvarado and William R. Loomis, formerly Class II Directors, resigned from the Board of Directors and the Board of Directors has reduced the number of seats on the Board from ten to eight.

    Mr. Smith has been a member of the Board of Directors since 1981, Mr. Richards since 1983, Mr. Antonini since 1985, Mr. Napier since 1986, Mrs. Pace since 1987, Mr. Watson since 1991, Mr. Perry since 1997. Mr. Slack joined the Board of Directors in 1981, resigned on May 21, 1999 and was re-elected to the Board of Directors as a Class I Director on June 3, 1999.

    Directors will be elected by the affirmative vote of a majority of the votes cast at the Meeting.

    The persons named as proxies in the accompanying proxy intend to vote, unless you instruct otherwise in your proxy, FOR the election of Mr. Napier and Mrs. Pace as Class II Directors.

                    INFORMATION WITH RESPECT TO NOMINEES AND

                         DIRECTORS WHOSE TERMS CONTINUE

    The following table sets forth the name and age of each nominee and Director; all other positions and offices, if any, now held by him or her with Engelhard and his or her principal occupation during the last five years.

                    NOMINEES FOR REELECTION AT THIS MEETING,

                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE

                 PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS II)

JAMES V. NAPIER

  Age 64. Chairman of Scientific-Atlanta, Inc., a communications manufacturing company, from prior to 1996 to November 2000.

  Mr. Napier is also a director of Intelligent Systems Corporation, Vulcan
    Materials Company, McKesson HBOC, Inc., Personnel Group of America, Inc. and Wabtec Corporation.

NORMA T. PACE

  Age 79. Partner, Paper Analytics Associates, a planning and consulting company, from prior to 1996.

  Mrs. Pace is also a director of Hasbro, Inc.

                    DIRECTORS WITH TERMS EXPIRING MAY 2002,

                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE

                 PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS III)

BARRY W. PERRY

  Age 54. Chairman and Chief Executive Officer of Engelhard since January 2001;
    President and Chief Operating Officer from 1997 until 2001; previously Group Vice President and General Manager of the Appearance and Performance Technologies Group (formerly the Pigments and Additives Group) from prior to 1996 to 1997.

  Mr. Perry is also a director of Arrow Electronics, Inc.

REUBEN F. RICHARDS

  Age 71. Retired Chairman of the Board of Terra Industries Inc.; Retired
    Chairman of the Board of Minorco (U.S.A.); Retired Non-Executive Chairman of the Board of Engelhard.

  Mr. Richards is also a director of Santa Fe Energy Resources, Inc., Ecolab,
    Grupo Financiero Banorte and Potlatch Corporation.

ORIN R. SMITH

  Age 65. Chairman and Chief Executive Officer of Engelhard from prior to 1996 to December 2000.

  Mr. Smith is also a director of Ingersoll-Rand Company, Applera Corporation and Vulcan Materials Company.

                    DIRECTORS WITH TERMS EXPIRING MAY 2003,

                 AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE

                  PAST FIVE YEARS, BOARD MEMBERSHIPS (CLASS I)

MARION H. ANTONINI

  Age 70. Principal of Kohlberg & Co., a private merchant banking firm, since
    March 1998. Chairman and Chief Executive Officer of Welbilt Corporation from prior to 1996 to 1998.

  Mr. Antonini is also a director of Vulcan Materials Company, Scientific-Atlanta, Inc., Color Spot Nurseries, Inc. and Holley Performance Products, Inc.

HENRY R. SLACK

  Age 51. Chairman of Task (USA) Inc., a private investment company, since
    June 1999. Chief Executive of Minorco, an international national resources company, from prior to 1996 to June 1999.

  Mr. Slack is also a director of Terra Industries Inc. and South African
    Breweries PlC.

DOUGLAS G. WATSON

  Age 56. President, Chief Executive Officer and Director of ValiGen N.V., a biotechnology company, since June 2000. Chief Executive Officer of Pittencrieff Glen Associates, a management consulting firm, since
    June 1999. President, Chief Executive Officer and Director of Novartis Corporation, a life sciences company, from January 1997 to May 1999. President of the Pharmaceuticals Division of CIBA-GEIGY Corporation from prior to 1996 to January 1997.

  Mr. Watson is also a director of Dendreon Corporation.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

HOW MUCH COMMON STOCK DO ENGELHARD'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    Set forth in the following table is the beneficial ownership of Common Stock as of March 1, 2001 for all nominees, Directors, each of the Executive Officers listed on the Summary Compensation Table and all Directors and Executive Officers as a group. No Director or Executive officer owns more than 1% of the total outstanding shares (including exercisable options) other than Mr. Smith, who owns 2.1%. All Directors and Executive Officers as a group own approximately 3.7% of the total outstanding shares (including exercisable options).

NAME                                                           SHARES
----                                                          ---------
Marion H. Antonini..........................................     81,430(1)(3)(4)
Arthur A. Dornbusch, II.....................................    500,998(2)
John C. Hess................................................    136,763(2)
Peter B. Martin.............................................     67,041(2)
James V. Napier.............................................     46,619(1)(3)(4)
Norma T. Pace...............................................     54,590(1)(3)(4)
Barry W. Perry..............................................    708,192(2)
Reuben F. Richards..........................................     55,832(1)(3)
Henry R. Slack..............................................     11,738(1)(3)
Orin R. Smith...............................................  2,724,132(2)(5)
Douglas G. Watson...........................................     61,275(1)(3)(4)
All Directors and Executive Officers as a group.............  4,743,135(2)

------------------------

(1) Includes 10,500 shares of Common Stock subject to options granted to Messrs. Antonini, Napier, Richards and Watson and Mrs. Pace and 750 shares of Common Stock subject to options granted to Mr. Slack under our Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2001.

(2) Includes 2,715,866, 623,428, 358,734, 111,974, 46,003 and 4,095,218 shares of Common Stock subject to options granted to Messrs. Smith, Perry, Dornbusch, Hess, Martin and all Directors and Executive Officers as a group, respectively, under our Stock Option Plan of 1991 (the "Stock Option Plan") and the Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2001, and also includes 1,157 shares owned by family members in which persons in the group disclaim any beneficial interest.

(3) Includes 18,827, 14,290, 20,209, 865, 7,004, and 17,247 non-voting deferred stock units earned by Messrs. Antonini, Napier, Richards, Slack and Watson and Mrs. Pace under the Deferred Stock Plan for Non-Employee Directors. Each deferred stock unit will be converted into a share of Common Stock upon termination of service.

(4) Includes 38,508, 11,306, 15,040 and 18,238 non-voting deferred stock units held by Messrs. Antonini, Napier and Watson and Mrs. Pace under the Deferred Compensation Plan for Directors of Engelhard. Each deferred stock unit will be converted into a share of Common Stock at a future date based on the prior written request of each respective Director as prescribed by the plan.

(5) Certain of Mr. Smith's option grants were amended or were accelerated during 2000. See "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18 for more information.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2000?

    Our Board of Directors held a total of 13 meetings during 2000. During 2000 all of our Directors attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served.

WHAT COMMITTEES DOES THE BOARD OF DIRECTORS HAVE?

    Among the standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option/Stock Bonus Committee. The Board does not have a nominating committee.

AUDIT COMMITTEE

    The members of the Audit Committee are Mr. Watson (Chairman), Mrs. Pace and Mr. Richards, all of whom are Nonemployee Directors. The Audit Committee periodically reviews our accounting policies, internal accounting controls and the scope and results of the independent accountants' audit of our financial statements. The Audit Committee held 6 meetings during 2000. See "Report of Audit Committee" on page 27 for more information.

COMPENSATION COMMITTEE

    The members of the Compensation Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Nonemployee Directors. The Compensation Committee determines the appropriate level of compensation for the Officers and employees of Engelhard. The Compensation Committee held 2 meetings during 2000.

STOCK OPTION/STOCK BONUS COMMITTEE

    The members of the Stock Option/Stock Bonus Committee are Messrs. Antonini (Chairman), Napier and Slack, all of whom are Nonemployee Directors. The Stock Option/Stock Bonus Committee administers our stock option and stock bonus plans and determines the terms and conditions for the issuance of stock options and stock bonus awards to our Officers and employees. The members of the Committee are not eligible to participate in such plans. The Stock Option/Stock Bonus Committee held 3 meetings during 2000.

HOW ARE DIRECTORS COMPENSATED?

    Directors who are not our employees each received a retainer at the annual rate of $35,000 in 2000. In addition, Nonemployee Directors received a $1,350 fee for each Board meeting attended in 2000. During 2000, Nonemployee Directors also received a $1,350 fee for each committee meeting attended; a $5,000 annual retainer for each committee on which they served; and the chairman of each committee received an additional $5,000 annual retainer. Directors who are employed by us do not receive any Directors' fees or retainers.

    Pursuant to our Deferred Stock Plan For Nonemployee Directors (the "Deferred Stock Plan") each Nonemployee Director is credited with deferred stock units, each of which evidences the right to receive a share of Common Stock of Engelhard upon the Director's termination of service. Deferred stock units were credited to the accounts of the Nonemployee Directors on May 6, 1999 and will be credited annually on each May 31 with an amount of deferred stock units calculated by dividing an amount equal to 40% of the annual retainer payable to such Nonemployee Director then in effect by the average daily closing price per share of Common Stock of Engelhard for the 20 trading days prior to such date. When a regular cash dividend is paid on the Common Stock, the account of each eligible Nonemployee Director will be credited with additional deferred stock units corresponding to the cash dividend paid on the number of shares of Common Stock evidenced by the deferred stock units credited to the account of such Nonemployee Director. The entire balance of a Nonemployee Director's account under the Deferred Stock Plan will be paid to the Nonemployee Director, in either a lump sum or installments at the election of such Nonemployee Director, in shares of our Common Stock upon the Nonemployee Director's termination of service. If a "change in control" occurs and the Nonemployee Director ceases to be a Director or the Deferred Stock Plan is terminated, the entire balance of the account will be payable in a lump sum within 30 days.

    Pursuant to our Stock Bonus Plan for Nonemployee Directors (the "Directors Stock Bonus Plan"), each person who becomes a Nonemployee Director prior to June 30, 2006 shall be awarded 7,593 shares of our Common Stock effective as of such person's election to our Board of Directors. Such shares will tentatively vest in equal increments over a ten-year period. Directors are entitled to receive cash dividends on and to vote shares which are the subject of an award prior to their distribution or forfeiture. Upon termination of the Director's service as a Nonemployee Director, the Director (or, in the event of his or her death, his or her beneficiary) shall be entitled, in the discretion of the committee formed to administer the Directors Stock Bonus Plan, to receive the shares awarded to such Director which have tentatively vested up to the date of such termination of service. Shares may be received prior to such date if there has been a "change in control." If receipt of shares is accelerated due to a change in control, an additional payment will be made to compensate for the loss of the tax deferral.

    Pursuant to our Directors Stock Option Plan each Nonemployee Director in office on the date of the regular meeting of the Board in December of each year will automatically be granted an option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of such shares at the date of grant. Each option becomes exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option terminates on the tenth anniversary of the date of grant. Each option held by a director which was granted more than one year before his or her termination of service as a director shall become fully exercisable upon termination if such termination is a result of disability, death or retirement after attaining age 65; options may become exercisable prior to such date if there has been an "acquisition of a control interest."

    Pursuant to our Deferred Compensation Plan for Directors, Nonemployee Directors may elect to defer payment of all or a designated portion of their compensation for services as a Director. Under our Deferred Compensation Plan for Directors, deferred amounts will be paid at time of a "change in control" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment.

                              CERTAIN TRANSACTIONS

    Please see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18 with respect to consulting and other arrangements with Mr. Smith in connection with his retirement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers and Directors and persons who own more than 10% of a registered class of Engelhard's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such Executive Officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the compensation paid by us for services rendered in all capacities during each of the last three fiscal years to our Chief Executive Officer and our other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                          AWARDS(3)(4)
                           -------------------------------------------------   ----------------------------
                                                               OTHER ANNUAL      RESTRICTED                     ALL OTHER
                                                               COMPENSATION        STOCK                       COMPENSATION
                           YEAR       SALARY($)   BONUS($)        ($)(5)       AWARD(S)($)(6)   OPTIONS(#)         ($)
                           --------   ---------   ---------   --------------   --------------   -----------   --------------
Orin R. Smith,
  Director,..............    2000     1,000,000   2,000,000      --                --              --           $4,062,500(7)
Chairman and Chief           1999       950,000   1,852,500      --               609,496         715,920          --
Executive Officer (1)        1998       864,996   1,750,000      --               554,093         608,279          --

Barry W. Perry,
  Director,..............    2000       500,000     790,000      --               507,247          67,184          --
President and Chief          1999       428,660     687,600      --               289,716         334,236          --
Operating Officer(2)         1998       372,744     630,000      --               250,380         279,519          --

Arthur A. Dornbusch,
  II,....................    2000       297,000     290,000       7,731           240,090          31,796          --
Vice President, General      1999       284,936     277,100       6,624           149,812         127,822          --
Counsel and Secretary        1998       276,636     275,000       5,656           141,668         106,351          --

John C. Hess,............    2000       224,000     182,750      --               134,881          17,860          --
Vice President,              1999       205,878     168,300      --                84,857          66,894          --
Human Resources              1998       194,350     165,000      --                80,048          58,057          --

Peter B. Martin,.........    2000       210,000     120,000      --                79,841          10,564          --
Vice President,              1999       199,157     117,000      --                52,951          39,683          --
Investor Relations           1998       190,928     117,000      --                50,115          33,237          --

------------------------------

(1) Mr. Smith retired as Chairman and Chief Executive Officer on December 31, 2000.

(2) Mr. Perry was elected Chairman and Chief Executive Officer effective January 1, 2001.

(3) Our Key Employees Stock Bonus Plan, our Stock Option Plan and our Annual Restricted Cash Incentive Compensation Plan provide for acceleration of vesting in the event of a "change in control." For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(4) In December 2000, pursuant to Engelhard's Annual Restricted Cash Incentive Compensation Plan, restricted cash awards were made as follows:

                                                            VESTING PERIOD FROM     MAXIMUM FUTURE
NAME                                                           DATE OF GRANT      ESTIMATED PAYOUTS
----                                                        -------------------   ------------------
Barry W. Perry............................................        4 years             $1,250,000
Arthur A. Dornbusch, II...................................        4 years             $  335,000
John C. Hess..............................................        4 years             $  182,000
Peter B. Martin...........................................        4 years             $  105,000

Awards vest in equal annual increments, subject to continued employment.

(5) Represents interest accrued during 1998, 1999 and 2000 in excess of 120% of the applicable federal interest rate with respect to salary deferrals.

(6) As of December 31, 2000, Messrs. Smith, Perry, Dornbusch, Hess and Martin held 81,098, 36,238, 19,721, 10,723 and 6,264 unvested shares, respectively, of stock which were awarded pursuant to our Key Employees Stock Bonus Plan having a market value of $1,652,368, $738,353, $401,807, $218,485 and
    $127,625, respectively. The foregoing amounts do not include the reported grants, which were made in February 2001 for services rendered during 2000. Restricted stock awards of Engelhard's Common Stock granted under the Key Employees Stock Bonus Plan vest in five equal annual installments commencing on February 1 in the year following the grant. Vesting will be accelerated upon the occurrence of a "change in control." We pay dividends on restricted stock, if and to the extent paid on Common Stock generally, but pay no dividends on stock options. For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(7) Represents cash payments of $1,562,500 and $2,500,000 made to Mr. Smith in lieu of the equity and restricted cash awards which were given to the other Executive Officers.

    The following table sets forth information concerning individual grants of stock options made under the Stock Option Plan in February 2001 for services rendered during 2000 by each of the named Executive Officers.

                OPTION GRANTS FOR SERVICES RENDERED DURING 2000

                                                                                                GRANT DATE
                                     INDIVIDUAL GRANTS                                             VALUE
--------------------------------------------------------------------------------------------   -------------
                              NUMBER OF         % OF TOTAL
                              SECURITIES      OPTIONS GRANTED
                              UNDERLYING     TO EMPLOYEES FOR     EXERCISE OR                   GRANT DATE
                               OPTIONS       SERVICES RENDERED     BASE PRICE     EXPIRATION   PRESENT VALUE
           NAME             GRANTED (#)(1)      DURING 2000          ($/SH)          DATE         ($)(2)
--------------------------  --------------   -----------------   --------------   ----------   -------------
Orin R. Smith.............          --              --                  --               --            --

Barry W. Perry............      67,184               9%              22.75         02/01/11       511,270

Arthur A. Dornbusch, II...      31,796               4%              22.75         02/01/11       241,968

John C. Hess..............      17,860               2%              22.75         02/01/11       135,915

Peter B. Martin...........      10,564               1%              22.75         02/01/11        80,392

------------------------

(1) Options have a ten-year term and vest in four equal annual installments beginning on the first anniversary of the date of grant. Vesting will be accelerated upon the occurrence of a "change in control." For information as to what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18.

(2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Common Shares during the applicable period. The model assumes:

    (a) an option term of 5 years, which represents anticipated exercise trends for the named Executive Officers;

    (b) an interest rate of 5.1% that represents the current yield curves as of the grant dates;

    (c) an average volatility of approximately 35% calculated using average weekly stock prices for the five years prior to the grant date; and

    (d) a dividend yield of approximately 1.8% (the current dividend yield).

    The following table sets forth information concerning each exercise of stock options during 2000 by each of the named Executive Officers and the value of unexercised options at December 31, 2000.

       AGGREGATE OPTION EXERCISES IN 2000 AND VALUES AT DECEMBER 31, 2000

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                             SHARES                   UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           ACQUIRED ON    VALUE        DECEMBER 31, 2000 (#)         DECEMBER 31, 2000 ($)
                            EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                           (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -----------   --------   -----------   -------------   -----------   -------------
Orin R. Smith............    0            0          3,627,116             0       8,841,384              0

Barry W. Perry...........    0            0            556,522       515,181         965,001      1,057,911

Arthur A. Dornbusch,
  II.....................    0            0            321,505       208,791         703,455        436,979

John C. Hess.............    0            0             92,095       111,149         176,448        238,468

Peter B. Martin..........    0            0             34,741        64,134          62,873        141,481

                                 PENSION PLANS

    The following table shows estimated annual pension benefits payable to a covered participant at normal retirement age under our qualified defined benefit pension plan, as well as the non-qualified supplemental pension plan. This non-qualified plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and provides enhanced benefits for certain named key executives, including the individuals named in the Summary Compensation Table, based on remuneration that is covered under the plans and years of service with Engelhard and its subsidiaries.

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                                  ---------------------------------------------------------
FINAL AVERAGE PAY                 15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------------------------   ---------   ---------   ---------   ---------   ---------
$  200,000.....................      63,402      87,402     111,402     135,402     135,402
  400,000......................     135,402     183,402     231,402     279,402     279,402
  600,000......................     207,402     279,402     351,402     423,402     423,402
  800,000......................     279,402     375,402     471,402     567,402     567,402
 1,000,000.....................     351,402     471,402     591,402     711,402     711,402
 1,200,000.....................     423,402     567,402     711,402     855,402     855,402
 1,400,000.....................     495,402     663,402     831,402     999,402     999,402
 1,600,000.....................     567,402     759,402     951,402   1,143,402   1,143,402
 1,800,000.....................     639,402     855,402   1,071,402   1,287,402   1,287,402
 2,000,000.....................     711,402     951,402   1,191,402   1,431,402   1,431,402
 2,200,000.....................     783,402   1,047,402   1,311,402   1,575,402   1,575,402
 2,400,000.....................     855,402   1,143,402   1,431,402   1,719,402   1,719,402
 2,600,000.....................     927,402   1,239,402   1,551,402   1,863,402   1,863,402
 2,800,000.....................     999,402   1,335,402   1,671,402   2,007,402   2,007,402
 3,000,000.....................   1,071,402   1,431,402   1,791,402   2,151,402   2,151,402
 3,200,000.....................   1,143,402   1,527,402   1,911,402   2,295,402   2,295,402
 3,400,000.....................   1,215,402   1,623,402   2,031,402   2,436,402   2,436,402
 3,600,000.....................   1,287,402   1,719,402   2,151,402   2,577,402   2,577,402

    A participant's remuneration covered by our pension plans is his or her average monthly earnings, consisting of base salary and regular cash bonuses, if any (as reported in the Summary Compensation Table), for the highest 60 consecutive calendar months out of the 120 completed calendar months next preceding termination of employment. With respect to each of the individuals named in the Summary Compensation Table on page 13, credited years of service under the plans as of December 31, 2000 are as follows: Mr. Smith, 29 years;
Mr. Perry, 12 years; Mr. Dornbusch, 24 years; Mr. Hess, 16 years; and
Mr. Martin, 4 years. Benefits shown are computed as a straight line single life annuity beginning at age 65 and the benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

    Mr. Smith retired as Chairman and Chief Executive Officer on December 31, 2000. Pursuant to the terms of Engelhard's stock option plans, all options previously granted to Mr. Smith that were not already exercisable became exercisable on his retirement. Option grants to Mr. Smith prior to 1995 originally provided that such options would expire 90 days after his retirement. On March 2, 2000, the Board of Directors elected to amend those option grants to eliminate that 90 day rule to permit such options to expire at their original expiration dates (i.e., as if Mr. Smith had not retired). In connection with his retirement, Mr. Smith will receive certain benefits, including but not limited to, title to his company car, access to secretarial services for a one year period, medical and dental coverage through December 31, 2005 for himself and his wife and the forgiveness of his obligation to repay Engelhard for a bond posted for membership dues payable to John's Island Club Incorporated. Under a proposed consulting arrangement, Mr. Smith receives $150,000 per annum to provide up to thirty days of consulting services during 2001, and, if neither party terminates the arrangement, during 2002. If Mr. Smith performs more than thirty days of consulting services in either year at Engelhard's request, then Mr. Smith will receive $5,000 per day for each day of services in excess of thirty days for such year.

    Pursuant to our Change in Control Agreements, we will provide severance benefits in the event of a termination of an Executive (as defined), except a termination:

    (1) because of death,

    (2) because of "Disability,"

    (3) by Engelhard for "Cause," or

    (4) by the Executive other than for "Good Reason,"

within the period beginning on the date of a "Potential Change in Control" (as such terms are defined in the Change In Control Agreement) or "change in control" (as defined below) and ending on the third anniversary of the date on which a "change in control" occurs. The severance benefits include:

    (1) the payment of salary to the Executive through the date of termination of employment together with salary in lieu of vacation accrued;

    (2) an amount equal to a pro-rated incentive pool award under our Incentive Compensation Plan, determined as set forth in the Agreement;

    (3) an amount equal to two times the sum of the highest annual salary and incentive pool award in effect during any of the preceding 36 months, determined as set forth in the Agreement;

    (4) continued coverage under our life, disability, health, dental and other employee welfare benefit plans for up to two years;

    (5) continued participation and benefit accruals under our Supplemental Retirement Program for two years following the date of termination; and

    (6) an amount sufficient, after taxes, to reimburse the Executive for any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

    Each of Messrs. Perry, Dornbusch, Hess and Martin is defined as an Executive.

    For purposes of our Change In Control Agreement, a "change in control" is triggered if one of the following occurs:

    (1) twenty-five percent or more of our outstanding securities entitled to vote in the election of directors shall be beneficially owned, directly or indirectly, by any person or group of persons, other than the groups presently owning the same, or

    (2) a majority of our Board of Directors ceases to consist of the existing membership or successors approved by the existing membership or their similar successors, or

    (3) shareholders approve a reorganization or merger with respect to which the persons who were the beneficial owners of our outstanding voting securities immediately prior thereto do not, following the reorganization or merger, beneficially own more than 60% of the outstanding voting securities of the corporation resulting from the reorganization or merger in substantially the same proportions as their ownership of our voting securities immediately prior thereto, or

    (4) shareholder approval of either:

       (a) a complete liquidation or dissolution of Engelhard or

       (b) a sale or other disposition of all or substantially all of the assets of Engelhard, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of Engelhard's outstanding securities entitled to vote generally in the election of directors are thereafter beneficially owned, in substantially the same proportions, by all or substantially all of the individuals and entities who were the beneficial owners of such securities prior to such sale or other disposition.

    Our Key Employees Stock Bonus Plan and our Stock Option Plans, in which all of the Executive Officers participate, provide for the acceleration of vesting of awards granted in the event of an acquisition of a control interest. If vesting of awards under the Key Employees Stock Bonus Plan is accelerated, an additional payment will be made to compensate for the loss of tax deferral. For purposes of the stock option and stock bonus awards granted before March 7, 1996 under these Stock Option Plans and the Key Employees Stock Bonus Plan, an accelerated vesting is triggered if either (1) or (2) in the above definition of "change in control" occurs. For awards made on or after March 7, 1996, a participant under these plans will, subject to such other conditions, if any, as the Committee may impose, receive accelerated vesting of awards granted in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same.

    Unless a contrary advance election is made, amounts deferred under our Deferred Compensation Plan for Key Employees will be paid in a lump sum upon an "acquisition of a control interest" (defined as described above for purposes of awards made prior to March 7, 1996 under our Key Employees Stock Bonus Plan). if payments are so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral. Under our Directors and Executives Deferred Compensation Plans, which provided for elective deferrals of compensation earned for years from 1986 through 1993, deferred amounts will be paid at the time of an "acquisition of a control interest" if the participant has made an advance election to that effect. In the event distribution of deferred amounts is so accelerated, an additional payment will be made in order to compensate for the loss of tax deferral resulting from the accelerated payment. In addition, certain supplemental retirement benefits under our Supplemental Retirement Program will vest upon a "change in control" (defined as described above in the case of the Change in Control Agreements).

    We have entered into a Supplemental Retirement Trust Agreement in order to assist us in paying benefits under the Supplemental Retirement Program, each of our deferred compensation plans and our Retirement Plan for Directors. We are required to deposit funds in the trust sufficient to fund unpaid benefits under each of such plans at the time of a "change in control" (defined as described above for purposes of the Change in Control Agreements). The assets of the trust will be subject to the claims of our creditors in the event of our bankruptcy or insolvency.

    Our Annual Restricted Cash Incentive Compensation Plan, which is provided to all of the Executive Officers, provides for the acceleration of vesting of awards granted in the event of the occurrence of a change in control. A participant under this plan will, subject to such other conditions, if any, as the Compensation Committee may impose, receive accelerated vesting of awards in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty-five percent, beneficial ownership of Engelhard's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the persons presently owning the same.

                        REPORT ON EXECUTIVE COMPENSATION

    Under the overall direction of the Compensation Committee and the Stock Option/Stock Bonus Committee of the Board of Directors and in accordance with our Stock Option Plans and Stock Bonus Plan approved by our shareholders, we have developed and implemented compensation programs designed to:

    - Attract and retain key employees who can build and continue to grow a successful company;

    - Provide incentive to achieve high levels of company, business, and individual performance; and

    - Maintain and enhance alignment of employee and shareholder interests.

    The Compensation and Stock Option Plan/Stock Bonus Committees are composed entirely of Nonemployee Directors individually noted as signatories to this report.

    The Compensation Committee is responsible for overseeing the development and for review and approval of:

    - Overall compensation policy;

    - Salaries for the Chief Executive Officer and for approximately 19 other senior managers worldwide; and

    - Aggregate cash incentive awards for Engelhard and specific individual cash awards under the annual plan for the Chief Executive Officer and approximately 19 other senior managers worldwide.

    The Stock Option/Stock Bonus Committee is responsible for overseeing the development and for review and approval of:

    - Plan design and policies related to senior management and employee awards of options and restricted stock; and

    - Individual grants under the Stock Option Plans and restricted stock awards under the Key Employees Stock Bonus Plan to the Chief Executive Officer and approximately 366 employees worldwide.

    In exercising those responsibilities and in determining the compensation in particular of Mr. Smith and in general of other senior managers individually reviewed, the Committees examine and set:

    1.  BASE SALARY

        The Compensation Committee reviews salaries annually against industry practices as determined by professional outside consultants who conduct annual surveys. Our current competitive target is to pay somewhat above the median for positions of comparable level. This target is being achieved on average for the professional, technical, and managerial salaried work force. Salary structures are set each year based on our target and its actual competitive position. There was no structure increase for 2000 for the U.S. professional, technical and managerial group because of the implementation of a new compensation system. The structure was adjusted upward by 2% for 2001. Likewise merit budgets are established based on a competitive target, actual competitive position, and our desire to recognize and reward individual contribution. For international employees and non-exempt salaried employees in the United States, structure adjustments and merit budgets are determined based on local market conditions.

        Individual merit adjustments are based upon the managers' quantitative and qualitative evaluation of individual performance, including feedback from customers served, against business objectives such as earnings, return on capital, market share, new customers, and development of new commercial products. Performance is also considered in the context of expectations for behavior and the individuals' positions in their respective salary-ranges. The better the performance and the lower the position in range, the greater the percentage base salary increase. Conversely, the lower the performance is evaluated and the higher the position in range, the lower the percentage base salary increase.

        Mr. Perry's salary was increased 50% for 2001 in view of his additional responsibilities as Chairman and Chief Executive Officer and based on competitive practice and business results, which included earnings results while funding investments in capital expansion, research and development, joint ventures, and acquisitions. Base salary continues to be less than one-fourth of total compensation for Mr. Perry and generally less than one-half of total compensation for other senior management. This reflects our emphasis on non-fixed compensation which varies with Engelhard performance and on other equity vehicles which are closely aligned with shareholder interests.

    2.  ANNUAL CASH AND LONG TERM EQUITY INCENTIVE COMPENSATION

        Our Management Incentive Plan integrates all incentive compensation vehicles (including cash bonus award, restricted stock and stock options) to link total compensation for the participant with both competitive practice and the performance of Engelhard and/or the applicable business unit and the individual. The plan facilitates clarity of performance expectations and encourages the identification and commitment to "breakthrough" results. Overall incentive pools are established for cash, restricted stock equity, and stock options. The pools are determined by a formula based on competitive total compensation for comparable performance; desired compensation mix among cash, restricted stock and options; and on the actual performance of Engelhard and its business units against specific predetermined levels of earnings targets. A threshold level is established below which incentives will not normally be paid. The Committees may adjust these pools up or down based on the economic climate or other special circumstances, but did not factor any pools up or down for 2000. Individual awards are determined based on performance against specific objectives within the limits of the pools.

        Our overall results (excluding special charges) increased, against the results which served as the basis for 1999's incentive awards, by 27.5%. As provided under the plan, the level of the pool generated for Engelhard overall and each business group depends upon that group's actual performance against targets established at the beginning of 2000. Once each group's pool has been established, individual performance based awards were made as described below.

    a.  ANNUAL CASH INCENTIVE PROGRAM

        This program is designed to provide focus on expected annual results and recognition of accomplishment for the year. Approximately 311 employees worldwide received awards under our program.

        For 2000, actual cash payouts were 100% of the competitively defined pool as factored for performance.

        For the year 2000, Mr. Smith received a cash incentive award of $2,000,000 compared with $1,852,500 for 1999. This was consistent with the plan design considering performance and targets and the payout for Engelhard overall.

        Total cash compensation paid to eligible participants reflects competitive practice for results achieved and is projected to be around the 75th percentile of competitive practice--higher in lower level positions and lower in higher level positions.

    b.  RESTRICTED STOCK

        Providing for vesting of shares in equal amounts over a period of five years, the Key Employees Stock Bonus Plan is designed to align key employee and shareholder long-term interests by providing designated employees an equity interest in Engelhard. Approximately 366 employees are eligible to participate in our plan worldwide. Eligible employees are reviewed annually for award grants determined in the manner previously described.

        The total equity shares awarded for 2000 was slightly under the plan generated pool. The Committee grants a number of equity shares which are then converted to a combination of restricted stock and stock options. Approximately one-half of the value of the equity shares, using present value methodologies, awarded for 2000 were in the form of stock options. This resulted in 249,795 restricted shares awarded compared with 233,890 for 1999.

        For the year 2000, Mr. Smith was awarded a $1,562,500 cash payment in lieu of an equity award. He received a grant of 35,985 shares in 1999 and 28,415 shares in 1998.

    c.  STOCK OPTIONS

        Our Stock Option Plans have been designed to link employee compensation growth directly to growth in share price. In conjunction with restricted stock, options are the major driver of senior management compensation aligning their reward with shareholder interests. As noted above, approximately one-half of the compensation value of equity shares was paid in the form of options. Utilizing actuarial and financial Black-Scholes models, the value of an option was calculated to be approximately one-third of the value of a restricted share award.

        In addition, approximately 366 senior managers worldwide are reviewed for annual stock option grants determined in the manner previously described. Options vest in equal increments over four years and normally have a ten-year life.

        Options granted for 2000 totaled 746,628 which was within the pool generated. This compares with 3,195,003 granted for 1999.

    d.  RESTRICTED CASH PERFORMANCE AWARDS

        In the year 2000, Engelhard provided restricted cash performance awards to 60 executives under its Annual Restricted Cash Incentive Compensation Plan. These awards, which vest in equal amounts over a period of four years and accrue interest at a rate of 120% of the long-term federal rate, compounded monthly, aggregated $4,673,775 and replaced the value of grants which would otherwise have been made to these executives under the Stock Option Plans, with the objective of incenting performance and continued employment with Engelhard while limiting the increase in the number of outstanding options.

        Mr. Smith received a $2,500,000 cash payment in lieu of any restricted cash performance award.

    The Committees direct the purchase of compensation survey information from several independent professional consultants in order to review the base, annual cash incentive, and total compensation of Mr. Perry and other individual senior managers and employee groups.

    The Committees are satisfied that relevant competitive data and achievements of Engelhard against its targets in the context of the economic and competitive environment in which Engelhard has operated, support the objectives of attracting and retaining key talent, providing incentives for superior performance, and aligning employee and shareholder interests. Nevertheless, the Committees may reevaluate the current compensation program design as part of their ongoing process of oversight on such matters.

    Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of Engelhard) to no more than $1 million. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that we will not be denied any significant tax deductions for 2000. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                             COMPENSATION COMMITTEE

    Marion H. Antonini               Henry R. Slack              James V. Napier

                               PERFORMANCE GRAPH
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                   AMONG ENGELHARD CORPORATION, S&P 500 INDEX
                             AND ALL S&P CHEMICALS

                                     [LOGO]

                                                                      DECEMBER 31,
                                             ---------------------------------------------------------------
                                               1995       1996       1997       1998       1999       2000
                                             --------   --------   --------   --------   --------   --------
Engelhard Corporation......................   100.00      89.38      82.75      94.84      93.75     103.60
S&P 500....................................   100.00     122.96     163.98     210.85     255.21     231.98
All S&P Chemicals..........................   100.00     118.37     142.83     128.77     153.96     133.95

------------------------

* Assumes $100 invested on December 31, 1995 in each referenced group with reinvestment of dividends.

                           REPORT OF AUDIT COMMITTEE

GENERAL

    The Audit Committee acts under a written charter adopted and approved by the Board of Directors on June 1, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is "independent" as defined by the New York Stock Exchange listing standards.

    Based on the Audit Committee's review of the audited financial statements as of and for the fiscal year ended December 31, 2000 and its discussions with management regarding such audited financial statements, its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), its discussions with the independent auditors regarding such auditor's independence, the matters required to be discussed by the Statement on Auditing Standards 61 (COMMUNICATION WITH AUDIT COMMITTEES) and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year. In addition, the Audit Committee considered whether the provision of non-audit services by Arthur Andersen LLP ("AA") is compatible with maintaining auditor independence.

FEES BILLED TO ENGELHARD BY ARTHUR ANDERSEN LLP DURING FISCAL YEAR ENDED
  DECEMBER 31, 2000

    AUDIT FEES

    The aggregate fees billed to Engelhard by AA for professional services rendered in connection with the audit of Engelhard's financial statements included in Engelhard's Annual Report on Form 10-K for Fiscal Year 2000, as well as for the review of Engelhard's financial statements included in Engelhard's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000 totaled $1,833,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to Engelhard by AA for professional services in the fiscal year ended December 31, 2000.

    ALL OTHER FEES

    The aggregate fees billed to Engelhard by AA during the fiscal year ended December 31, 2000, other than those described above, related to tax, employee benefit plan and merger and acquisition advisory services, and totaled $568,000.

                                AUDIT COMMITTEE

    Douglas G. Watson              Norma T. Pace              Reuben F. Richards

                2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    On February 14, 2000, the Audit Committee and the Board of Directors determined that PricewaterhouseCoopers LLP ("PWC") should be dismissed as our independent accountants as soon as a new accounting firm was engaged.

    The report of PWC on our financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During our fiscal years ended December 31, 1998 and December 31, 1999, and during the subsequent interim period, there were no disagreements with PWC on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in their report. During our fiscal years ended December 31, 1998 and 1999, and during the subsequent interim period, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following:

        Our former Chief Financial Officer (the "CFO"), who retired from Engelhard on February 18, 2000, was formerly a partner in the firm of Coopers & Lybrand, LLP ("Coopers") and served in a number of senior positions within Coopers, including as a member of its Executive Committee. The CFO retired from Coopers on April 30, 1997, prior to Coopers' merger with Price Waterhouse, LLP, and, as a result of his service at Coopers, was entitled to certain retirement benefits from PWC. The CFO joined Engelhard as our chief financial officer on May 1, 1997.

        On February 3, 2000, PWC advised the Audit Committee that issues existed which PWC believed affected PWC's independence. The issues related to the structure of the CFO's retirement benefits from PWC and a disagreement between PWC and the CFO relating to whether the CFO was entitled to certain additional retirement payments pursuant to a 1998 program of PWC to benefit certain Coopers' partners who had retired prior to the merger of Coopers and Price Waterhouse, LLP.

        On February 9, 2000, PWC advised us that, as a result of discussions between the CFO and representatives of PWC regarding the CFO's entitlement to the additional retirement benefits, PWC believed that, in addition to the issues concerning the independence of PWC, information had come to its attention which had led PWC to no longer be able to rely on the representations of the CFO.

        On February 14, 2000, the Audit Committee and the Board of Directors determined that, in order to address any potential independence or other concerns resulting from or arising out of the structure and amount of the CFO's retirement benefits from PWC and related communications between PWC and the CFO, and to avoid the delay and uncertainty which PWC advised would be involved in seeking to resolve the issues in order to enable PWC to continue as our independent auditors, PWC should be dismissed as our certifying accountant as soon as a new accounting firm was engaged to audit our financial statements for the fiscal year ended December 31, 1999. We have authorized PWC to respond fully to the new accountant regarding any matters relating to PWC's audit of our financial statements, the disagreement and communications with the CFO, or any other matter.

    The Board of Directors, based on the recommendation of the Audit Committee, voted to engage AA as our new independent accountants on February 22, 2000. During the two most recent fiscal years and the subsequent interim period preceding the engagement of AA, neither we nor anyone on our behalf has consulted AA regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to us that AA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

    The Board of Directors, based on the recommendation of the Audit Committee, voted to retain AA to serve as independent public accountants for the year 2001. AA expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

    It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Engelhard and its shareholders.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the year 2001.

                          FUTURE SHAREHOLDER PROPOSALS

HOW DO I MAKE A PROPOSAL FOR THE 2002 ANNUAL MEETING?

    The deadline for you to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in our proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders (the "2002 Annual Meeting") is November 29, 2001. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is November 29, 2002. If notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by us after February 12, 2002, then our proxy for the 2002 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2002 Annual Meeting.

                                 OTHER MATTERS

    At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Engelhard.

                                                  By Order of the Board of Directors
                                                       ARTHUR A. DORNBUSCH, II
                                                   VICE PRESIDENT, GENERAL COUNSEL
                                                            AND SECRETARY

March 29, 2001

                                                                      APPENDIX A

                             ENGELHARD CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

    The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities by overseeing that:

    - Management has maintained the integrity of the accounting policies, financial reporting and disclosure practices of the Company.

    - Management has established and maintained an adequate system of internal controls within the Company to support the financial and business environment.

    - Management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policies.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

    The Audit Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be independent of Management and the Company and free from any relationship that would in the opinion of the Board of Directors interfere with the exercise of his or her independent judgment as a member of the Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    All members of the Committee shall be financially literate and, in addition, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board of Directors in its business judgment.

    The Committee shall meet at stated times on notice to all by the Chief Executive Officer of the Corporation or by the Audit Committee Chair, or more frequently as circumstances dictate. At each of the regularly scheduled meetings, and at other meetings as necessary, the Committee shall meet with the director or senior representative of internal audit and the independent accountants in separate sessions to discuss any matters that the Committee or any of the aforementioned believes should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    The Audit Committee shall:

    1. Review and reassess the adequacy of this Charter annually or more often as conditions dictate, and recommend proposed changes to the Board.

    2. Review the annual financial statements with management and the independent accountants, including a discussion of significant issues regarding the accounting and auditing principles and practices as well as the adequacy of internal controls and financial internal and external reporting processes.

    3. Review the activities of the Company's internal audit department, including the proposed annual audit plan, periodic reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits.

    4. Discuss with the independent accountants any matters required to be discussed in accordance with SAS 61 relating to the audit and review with financial management and the independent accountants the quarterly financial statements as included in the form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

    5. Review, as appropriate, significant changes to the Company's accounting principles and practices.

    6. Review and obtain an understanding how the Company is addressing significant accounting and reporting issues, including recent professional and regulatory pronouncements that may impact the Company.

    7. Recommend to the Board of Directors the selection, evaluation and, where appropriate the replacement of the independent accountants, who are ultimately accountable to the Committee and the Board.

    8. Review and discuss with the independent accountants, in order to satisfy itself as to their independence, all relationships that the independent accountants have with the Company that may reasonably be thought to bear on the objectivity and independence of the independent accountants. Ensure the receipt of the independent accountants' annual independence statement.

    9. Review with the independent accountants and financial management of the Company the scope and staffing of the proposed audit for the current year and, at the conclusion thereof, review such audit including any comments or recommendations of the independent accountants.

    10. Review management's monitoring of compliance with the Company's Code of Conduct.

    11. Review the appointment, performance and replacement of the senior internal auditing executive and the performance of the internal audit group.

    12. Prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statements.

    13. Report to the Board of Directors all significant issues discussed and make recommendations to be acted upon by the Board.

    14. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                          [LOGO]
                                                       NOTICE OF
                                                    ANNUAL MEETING
                                                          OF
                                                     SHAREHOLDERS
                                                       AND PROXY
                                                       STATEMENT
                                                      May 3, 2001

                              ENGELHARD CORPORATION
                    101 WOOD AVENUE, ISELIN, NEW JERSEY 08830

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
               FOR THE ANNUAL MEETING OF SHAREHOLDERS-MAY 3, 2001

P
R
O
X
Y

         The undersigned hereby constitutes and appoints Barry W. Perry, Reuben
         F. Richards and Arthur A. Dombusch, II, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ENGELHARD CORPORATION to be held at The Sheraton Edison Hotel at Raritan Center, 125 Raritan Center Parkway, Edison, NJ 08837 on Thursday, May 3, 2001 at 10 00 A.M. Eastern Daylight Savings Time and at any adjournments thereof, on all matters coming before said meeting.

         ELECTION OF DIRECTORS. NOMINEES:        (Change of Address/Comments)
         James V. Napier
         Norma T. Pace                          --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK     --------------
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD      SEE REVERSE
OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT           SIDE
VOTE YOUR SHARE. UNLESS YOU SIGN AND RETURN THIS CARD          --------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^



Dear Shareholder(s)

Enclosed you will find material relative to the Company's 2001 Annual Meeting of Shareholders. The notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly on the reverse side the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. Please remember that your vote is important to us

ENGELHARD CORPORATION

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                                Please mark
                                                                your vote as |X|
                                                                indicated in
                                                                this example


1. Election of Directors;     (To withhold vote for any individual nominee write
   01 James V. Napier         that name below.)
   02 Norma T. Pace
                              --------------------------------------------------

           FOR            WITHHELD
           |_|              |_|


2. Ratification of appointment of Arthur Andersen LLP as independent public accountants.

           FOR   AGAINST  ABSTAIN
           |_|     |_|      |_|

3. In their discretion, upon other matters as they may properly come before the meeting.

                                                            I PLAN TO ATTEND |_|
                                                            THE MEETING.


                                    Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                                    -------------------------------------------


                                                                          , 2001
                                    --------------------------------------
                                    SIGNATURES)                     DATED

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


      -----------------------------------           ------------------------------------               -------------------------
                 INTERNET                                       TELEPHONE                                        MAIL
      http://www.proxyvoting.com/ee                          1-800-040-1208
      Use the Internet to vote your                 Use any touch-tone telephone to                       Mark, sign and date
      proxy. Have your proxy card in                vote your proxy. Have your proxy                        your proxy card
      hand when you access the web           OR     card in hand when you call. You will        OR                 and
      site. You will be prompted to enter           be prompted to enter your control                      return it in the
      your control number, located in               number, located in the box below,                    enclosed postage-paid
      the box below, to create and sub-             and then follow the directions given.                      envelope.
      mit an electronic ballot.
      -----------------------------------           ------------------------------------               -------------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.